UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2011

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2011, Apricus Biosciences, Inc. ("Apricus Bio" or the “Company”) and Samm Solutions, Inc. (doing business as BioTox Sciences), a California corporation (“BioTox”) entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which the Company sold to BioTox on that date, all of the outstanding capital stock of Bio-Quant, Inc., which was the Company’s wholly owned subsidiary.  BioTox is a privately held GLP (good laboratory practices) contract research organization based in San Diego, California.  A copy of the Agreement is attached hereto as Exhibit 2.1 and the following disclosure regarding the Agreement is qualified in its entirety by the text of the Agreement filed herewith.

Pursuant to the Agreement, Apricus Bio received $500,000 at closing as an initial payment and will be entitled to receive earn-out payments annually for the next ten years based on the collective gross revenues of BioTox and Bio-Quant (the “Gross Revenue”).  The minimum earn-out payments total $4.5 million and will be provided on a quarterly basis beginning after the first anniversary of the transaction. In addition, BioTox is obligated to pay the Company additional annual earn-out payments calculated as a percentage of the Gross Revenue of BioTox and Bio-Quant combined.  Over the term of the earn-out, the Company will be entitled to receive a minimum of $5,000,000 for the sale of Bio-Quant, with the right to receive amounts in excess of this, depending on the Gross Revenue over this ten-year period.  Based on BioTox’s currently projected revenues over the ten-year period, the estimated total earn-out from the transaction could be up to $20 million.

Additionally, the earn-out payment obligations will accelerate in the event that BioTox is acquired by a third party.

There is no prior relationship between Apricus and its affiliates on the one hand and BioTox and its affiliates on the other hand.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Attached hereto as Exhibit 99.2 is the pro forma financial information required pursuant Article 11 of Regulation S-X as a result of the Company’s sale of its Bio-Quant subsidiary.

(d)	Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 30, 2011, by and between Apricus Biosciences, Inc. and Samm Solutions, Inc. (doing business as BioTox Sciences).

99.1	Press Release, dated July 6, 2011

99.2	Unaudited Pro Forma Financial Information as of and for the Three Months Ended March 31, 2011 and for the year ended December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 6, 2011	Apricus Biosciences, Inc.
	By:	/s/ RANDY BERHOLTZ
Randy Berholtz
Executive Vice President, General Counsel and Secretary